UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                           FORM  8-K/A

                          CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2003


                        LASER CORPORATION
       ----------------------------------------------------
      (Exact name of registrant as specified in its Charter)

         Utah                        0-13316                  87-0395567
-----------------------------------------------------------------------------
State or other Jurisdiction of     (Commission            (I.R.S. Employer
Incorporation or Organization)      File No.)            Identification No.)


   7050 Union Park Avenue Suite 600, Salt Lake City, UT 848047
  -------------------------------------------------------------
       (Address of Principal Executive Offices) (Zip Code)

                          (801) 562-2252
  -------------------------------------------------------------
       (Registrant's telephone number including area code)

                         EXPLANATORY NOTE

     On October 1, 2003, Laser Corporation ("Company") completed the acquisition of BI Acquisitions, Inc., d.b.a. Broadcast International ("BI"), pursuant to a Stock Exchange Agreement (the "Agreement") among the Company, BI and the shareholders of BI, dated as of October 1, 2003.

     This Amendment No.1 is filed to submit the audited financial statements as of December 31, 2002 and unaudited financial statements of BI and certain pro forma information required by Item 7 of Form 8-K.


Item 7.   Financial Statements and Exhibits

     1)   Financial Statements of Business Acquired.

          a.  Pro Forma Financial Statements

          (i)   Unaudited Statement of Assumptions and Disclosures          4

          (ii)  Unaudited Pro Forma Condensed Consolidated
                Balance Sheets September 30, 2003                           5

          (iii) Unaudited Pro Forma Consolidated Condensed
                Statement of Operations as of September 30, 2003            6

          (iv)  Unaudited Pro Forma Consolidated Condensed
                Statement of Operations as of December 31, 2002             7

          (v)   Notes to the Financial Statements                           8

          b. Audited Financial Statements of BI Acquisitions, Inc. for the year ended December 31, 2002

          (i)   Report of Independent Auditors                             10

          (ii)  Audited Balance Sheet as of December 31,2002 and 2001      11

          (iii) Audited Statement of Operations for the years
                Ended December 31, 2002 and 2001                           13

          (iv)  Audited Statement of Stockholders Equity for the
                Years ended December 31, 2002 and 2001                     14

          (v)   Statements of Cash Flow for the years ended
                December 31, 2002 and 2001                                 15

          (vi)  Notes to the Financial Statements                          16

                        LASER CORPORATION
        Unaudited Statement of Assumptions and Disclosures

     The following unaudited condensed combined pro forma financial statements ("the pro forma financial statements") and explanatory notes have been prepared and give the effect of the stock exchange between BI Acquisitions, Inc. (BI) and Laser Corporation (Laser) using the purchase method of accounting for business combinations. This transaction is being accounted for as a reverse merger, with BI being the acquiring enterprise for accounting purposes. Prior to the transaction the operating subsidiaries of Laser had been dissolved, therefore, on a going forward basis all operations will be provided from the BI entity.

     In accordance with Article 11 of Regulation S-X under the Securities Act, an unaudited condensed combined pro forma balance sheet ("the pro forma balance sheet") as of September 30, 2003 has been prepared. Additionally, unaudited condensed combined pro forma statements of operations, ("the pro forma statements of operations") for the year ending December 31, 2002 and the nine months ending September 30, 2003, have been prepared to reflect, for accounting purposes, the acquisition by BI of Laser.

     The following pro forma financial statements have been prepared based upon the historical statements of BI and Laser. The pro forma statements should be read in conjunction with (a) the historical financial consolidated statements and related notes thereto of BI as of December 31, 2002, and for the year ended December 31, 2002, provided herein; and (b) the historical financial statements and related notes thereto of Laser Corporation as of; (i) December 31, 2002 and for the years ended December 31, 2002 and (ii) the nine months ended September 30,2003.

     The pro forma balance sheet is presented as though the reverse merger had occurred on September 30, 2003. The pro forma balance sheet includes the unaudited condensed combined balance sheet of Laser as of September 30, 2003 and the unaudited condensed combined balance sheet of BI as of September 30, 2003.

     The pro forma statement of operations for the year ended December 31, 2002 is presented as though the reverse merger had occurred on January 1, 2002. The pro forma statement of operations for the nine months ended September 30, 2003 is presented as though the reverse merger had occurred on January 1, 2003. The pro forma statement of operations for the nine months ended September 30,2003 include the unaudited historical consolidated condensed statement of operations data of Laser for the nine months ended September 30, 2003 and the unaudited historical consolidated condensed statement of operations data of BI for the nine months ended September 30, 2003.

     The pro forma financial statements are provided for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The pro forma financial statements do not include any adjustments related to any restructuring charges or one-time charges that may result for the transaction or the final result of valuations of inventories, property, plant and equipment, intangible assets, debt, and other obligations.



                             LASER CORPORATION
            Unaudited Condensed Combined Pro Forma Balance Sheet
                          As of September 30, 2003



                                      BI                              Pro Forma
                                      Acquisitions                    Increase      Combined
                                      Inc.           Laser Corp.      (Decrease)    Pro Forma
                                      -------------- -------------    ------------- --------------
Assets
  Cash and cash equivalents               1,032,598         5,316                -      1,037,914
  Trade Accounts receivable (net)           276,603             -                -        276,603
  Income tax receivable                       2,951             -                -          2,951
  Prepaid expenses                           94,459             -                -         94,459
  Inventory                                  31,746             -                -         31,746
                                      -------------- -------------    ------------- --------------
Total Current Assets                      1,438,357         5,316                -      1,443,673

Equipment and leasehold
 improvements (net)                       1,129,571             -                -      1,129,571

Other Assets
  Deferred income tax asset                 129,340             -                -        129,340
  Deposits and other assets                  60,824             -                -         60,824
                                      -------------- -------------    ------------- --------------
Total Assets                              2,758,092         5,316                -      2,763,408
                                      ============== =============    ============= ==============

Liabilities and Stockholder's Equity
 Current liabilities
  Trade accounts payable                    106,675             -                -        106,675
  Payroll and related expenses              262,135             -                -        262,135
  Other accrued expense                      51,463        10,342                -         61,805
  Unearned revenue                          240,764             -                -        240,764
  Deferred income tax liability             123,780             -                -        123,780
  Current portion of long-term debt           6,648             -                -          6,648
                                      -------------- -------------    ------------- --------------
Total Current Liabilities                   791,465        10,342                -        801,807

 Long Term Liabilities
  Deferred bonus payable                    600,000             -                -        600,000
                                      -------------- -------------    ------------- --------------
Total Liabilities                         1,391,465        10,342                -      1,401,807

Stockholders Equity
  Common stock                               10,177       374,799 [A]    1,615,024      8,979,933
                                                                  [B]    6,979,933
  Additional paid-in-capital              4,669,679     3,341,341 [A]   (1,615,024)             -
                                                                  [B]   (6,979,933)
                                                                  [D]   (3,721,166)
                                                                  [E]    4,305,328
                                                                  [C]         (225)
  Accumulated (deficit)                  (3,313,004)   (3,721,166)[D]    3,721,166
                                                                  [E]   (4,305,328)    (7,618,332)
  Treasury stock, at cost                      (225)            - [C]          225
                                      -------------- -------------    ------------- --------------
Total Equity                              1,366,627        (5,026)               -      1,361,601
                                      -------------- -------------    ------------- --------------

TOTAL LIABILITIES & EQUITY                2,758,092         5,316                -      2,763,408
                                      ============== =============    ============= ==============


                             LASER CORPORATION

                                                  BI
                                                  Acquisitions   Laser          Combined
                                                  Inc.           Corp.          Pro forma
                                                  as of          as of          as of
                                                  Sept.30, 2003  Sept.30, 2003  Sept.30, 2003
                                                  -------------- -------------- --------------

Net Sales                                             3,803,074              -      3,803,074

Cost of Sales                                         3,645,532              -      3,645,532
                                                  -------------- -------------- --------------
Gross Profit                                            157,542              -        157,542

Operating Expense
  Administrative and general exp.                       706,141         34,287        740,428

  Selling and marketing expense                         383,404              -        383,404

  Production and maintenance expenses                   279,357              -        279,357
                                                  -------------- -------------- --------------
Total Operating Expenses                              1,368,902         34,287      1,403,189

Total Operating Income                               (1,211,359)       (34,287)    (1,245,646)

Other Income and (Expense)
  Interest Income                                         3,294              -          3,294
  Interest expense                                       (2,318)       (22,286)       (24,604)
  (Loss) from equity investments in
    consolidated entities                                     -              -              -
  Other income                                            4,801              -          4,801
                                                  -------------- -------------- --------------
Net Income Before Income Taxes                       (1,205,582)       (56,573)    (1,262,155)

Provision for Income Taxes                                    -              -              -

(Loss) from Investment in Unconsolidated Entity      (2,024,956)             -     (2,024,956)
                                                  -------------- -------------- --------------

Net (Loss) Income Before Discontinued operations     (3,230,538)       (56,573)    (3,287,111)
                                                  ============== ============== ==============








                             LASER CORPORATION
       Unaudited Condensed Combined Pro Forma Statement of Operations



                                      BI
                                      Acquisitions                                  Combined
                                      Inc.           Laser Corp.      Pro Forma     Pro Forma
                                      as of          as of            Increase      as of
                                      Dec. 31, 2002  Dec. 31, 2002    (Decrease)    Dec. 31, 2002
                                      -------------- -------------    ------------- --------------
Net Sales                                 5,031,178     2,061,050       (2,061,050)     5,031,178

Cost of Sales                             4,398,548     1,777,243       (1,777,243)     4,398,548
                                      -------------- -------------    ------------- --------------
Gross Profit                                632,630       283,807         (283,807)       632,630

Operating Expense
  Administrative and general exp.         1,240,697       666,992         (517,821)     1,389,868

  Selling and marketing expense             593,676             -                -        593,676

  Production and maintenance expenses       218,893             -                -        218,893
                                      -------------- -------------    ------------- --------------
Total Operating Expenses                  2,053,266             -        2,053,266      2,202,437

Total Operating (Loss) Income            (1,420,636)     (383,185)      (1,841,547)    (1,569,807)

Other Income and (Expense)
  Interest Income                             5,661           166             (154)         5,673
  Interest expense                          (20,466)      (37,726)           2,726        (55,466)
  (Loss) from equity investments
    in consolidated entities                (29,550)            -                -        (29,550)
  Other income                               13,363             -                -         13,363
                                      -------------- -------------    ------------- --------------
Net Income Before Income
 Taxes and Discontinued operations       (1,451,628)     (420,745)         236,586     (1,635,787)

Benefit for Income Taxes                   (535,724)            -                -       (535,724)
                                      -------------- -------------    ------------- --------------
Net (Loss) Income Before
 Discontinued operations                   (915,904)     (420,745) [F]     236,586     (1,100,063)
                                      ============== =============    ============= ==============



                        LASER CORPORATION
                   Notes to Financial Statements

Note 1 - Organization

     Laser Corporation is a Utah Corporation organized on January 12, 1983. Due to the declines in sales at both operating subsidiaries American Laser, incorporated in 1970, and American Laser Medical, Inc., incorporated in 1996, the Company discontinued operations at both during 2003. As of September 30, 2003 both subsidiaries had ultimately been dissolved. On October 1, 2003 the Company merged with BI Acquisitions, Inc.

     BI Acquisitions, Inc. was organized in December 1999 and began operations in January 2000. The Company provides satellite uplink services and related equipment service, web hosting services, and video production services primarily to large retailers, other businesses, and to a third party provider of in-store music and video.


Note 2 -  Stock Exchange

     The Pro-forma statements reflect the Company's merger with BI Acquisitions, Inc. (BI) as a wholly owned subsidiary by issuing 32,504,027 shares ("Initial Issuance") of the Company's authorized common stock to the shareholders of BI in exchange for their interests in BI on October 1, 2003. Because the Company's authorized number of shares of common stock is limited to 40,000,000 shares, the Company was only able to complete the Initial Issuance on October 1, 2003. Following the Initial Issuance, the former BI shareholders held 81% of the issued and outstanding shares of the Company. In addition, the Agreement provides that there will be an additional issuance ("Subsequent Issuance") of Common Stock of the Company to the shareholders of BI following an amendment to the Articles of Incorporation of the Company to accommodate such issuance. In anticipation of the consummation of the Agreement, but not contingent upon the consummation, the Company issued 4,000,000 shares of common stock to two unrelated third parties in exchange for $75,000 needed to satisfy outstanding payables obligations of the Company. Including amounts issuable to the two unrelated third parties, the Subsequent
Issuance would consist of 139,598,650 shares.   After the Subsequent Issuance,
all shares then owned by the BI shareholders and the unrelated third parties described above, shall be 176,102,677 aggregating approximately 98% of the then issued and outstanding shares of the Company and the other shareholders of the Company on September 30, 2003 shall own 3,495,973 aggregating approximately 2%.

     This acquisition is accounted for as the recapitalization of BI, wherein BI purchased the assets of Laser and accounted for the transaction as a reverse acquisition for accounting purposes.

     Pro forma adjustments on the financial statements include the following:

     [A] To record the acquisition of BI Acquisitions, Inc. (BI) by Laser Corporation through the issuance of 32,504,027 shares of common stock (Initial Issuance). The ownership interests of the former owners of BI in the combined enterprise will be greater than that of the ongoing shareholders of Laser

Corporation and accordingly, the management of BI will assume operating control of the combined enterprise. Consequently, the acquisition is accounted for as the recapitalization of BI, wherein BI purchased the assets of Laser Corporation and accounted for the transaction as a "Reverse Acquisition" for accounting purposes.

     [B] To record the acquisition of BI Acquisitions, Inc, (BI) by Laser Corporation through the issuance of an additional 139,598,650 shares of common stock (Subsequent Issuance). The ownership interests of the former owners of BI in the combined enterprise will be greater than that of the ongoing shareholders of Laser Corporation and, accordingly, the management of BI will assume operating control of the combined enterprise. Consequently, the acquisition is accounted for as the recapitalization of BI, wherein BI purchased the assets of Laser Corporation and accounted for the transaction as a "Reverse Acquisition" for accounting purposes.

     [C] To retire treasury stock held at BI.

     [D] To eliminate the accumulated deficit of Laser Corporation at the date of acquisition to reflect the purchase by BI for accounting purposes.

     [E] To reclassify negative additional paid-in-capital as accumulated deficit. Negative additional paid-in-capital resulted from the recapitalization adjustments associated with the reverse acquisition.

     [F] To reclassify amounts in the December 31, 2002 statement of operations of Laser Corporation to reflect the discounted operations of its two operating subsidiaries during 2003 and to conform to the presentation in the September 30, 2003 statement of operations of Laser Corporation.

Haynie & Company
Certified Public Accountants
1785 West Printers Row
Salt Lake City, Ut 84119
(801) 972-4800
Fax:  (801) 972-8941

To the Board of Directors and Shareholders:
BI Acquisitions, Inc.
Salt Lake City, Utah

We have audited the accompanying balance sheets of BI Acquisitions, Inc. (d.b.a. Broadcast International) as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in a material respects, and the financial position of BI Acquisitions, Inc., as of December 31, 2002, and 2001, and the results of its operations, changes in its stockholders' equity, and its stockholders' equity, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.





/s/ Haynie & Company


Salt Lake City, Utah
February 5, 2003
(March 20, 2003 as to Note 9 - Subsequent event)

                      BI Acquisitions, Inc.
                  d.b.a. Broadcast International
                          BALANCE SHEET



December 31                                           2002          2001
                                                 ------------- -------------
ASSETS:
Current Assets
   Cash and cash equivalents                     $    316,166  $    859,456
   Trade accounts receivable, net                     546,052       463,443
   Income taxes receivable                            521,760            -
   Prepaid expense                                    160,689       145,632
                                                 ------------- -------------
Total current assets                                1,544,667     1,468,531

Property and Equipment
   Furniture and fixtures                              61,288        40,420
   Machinery and equipment                          1,749,211     1,165,950
   Accumulated depreciation                          (497,844)     (239,416)
                                                 ------------- -------------
Property and equipment, net                         1,312,655       966,954

Other assets
   Intangible licensing rights, at cost             1,325,000             -
   Investment in Interact Devices, at cost            400,000             -
   Deferred income tax asset                          129,340             -
   Deposits and other assets                           60,824        59,989
   Equity investment in unconsolidated entities             -       162,376
                                                 ------------- -------------

Total other Assets                                  1,915,164       222,365
                                                 ------------- -------------

Total Assets                                     $  4,772,486  $  2,657,850
                                                 ============= =============

                      BI Acquisitions, Inc.
                  d.b.a. Broadcast International
                          BALANCE SHEETS


December 31                                           2002          2001
                                                 ------------- -------------
LIABILITIES:

Current Liabilities
   Accounts payable                              $    148,497  $    144,348
   Accrued liabilities:
   Payroll and related expenses                       234,898       163,061
   Other accrued expenses                              55,039        70,572
   Unearned revenues                                  363,618       164,943
   Income taxes                                             -        83,895
   Deferred income tax liability                      123,780        53,956
   Current portion of long-term obligations            86,548       206,198
                                                 ------------- -------------

Total current liabilities                           1,012,380       886,973

Long-term obligations                                   4,786       110,981
Deferred income tax liability                               -        75,650
Deferred bonus payable                                480,000             -
                                                 ------------- -------------
Total Liabilities                                   1,497,166     1,073,604
                                                 ------------- -------------
STOCKHOLDERS EQUITY:
   Common stock, $.001 par value; 15,000,000
    shares authorized, 9,285,000 and 6,702,728
    shares issues in 2002 and 2001, respectively        9,285         6,703
   Additional paid-in capital                       3,348,727       744,328
   Retained earnings (deficit)                        (82,467)      833,437
   Treasury stock at cost                                (225)         (222)
                                                 ------------- -------------
Total stockholders' equity                          3,275,320     1,584,246
                                                 ------------- -------------

Total liabilities and stockholders' equity       $  4,772,486  $  2,657,850
                                                 ============= =============






                (see the accompanying notes to financial statements)

                      BI Acquisitions, Inc.
                  d.b.a. Broadcast International
                     Statement of Operations


For the years ended December 31                       2002        2001
                                                 ------------- -------------
Net Sales                                        $  5,031,178  $  5,359,297

Cost of Sales                                       4,398,548     4,008,663
                                                 ------------- -------------
Gross profit                                          632,630     1,350,634

Operating Expenses:

   Administrative and general                       1,240,697       668,941
   Selling and marketing                              593,676       274,648
   Production and maintenance                         218,893             -
                                                 ------------- -------------
Total Operating Expenses                            2,053,266       943,589
                                                 ------------- -------------

Total operating income (loss)                      (1,420,636)      407,045
                                                 ------------- -------------
Other income (expense)
   Interest income                                      5,661        29,606
   Interest expense                                   (20,466)      (40,857)
   (Loss) from equity investments in
     unconsolidated entities                          (29,550)      (80,250)
   Other income                                        13,363        69,649
                                                 ------------- -------------
   Income (loss) before income taxes               (1,451,628)      385,193

Provision for income taxes
   Current tax (benefit) expense                     (400,558)      242,403
   Deferred tax expense (benefit)                    (135,166)      (95,379)
                                                 ------------- -------------

Total provision for income taxes                     (535,724)      147,024
                                                 ------------- -------------

Net income (loss)                                $   (915,904) $    238,169
                                                 ============= =============






       (see the accompanying notes to financial statement)


                             BI Acquisitions, Inc.
                         d.b.a. Broadcast International
                 Statements of Changes in Stockholders' Equity
                 For the years ended December 31, 2002 and 2001

                                                        Additional              Retained       Total
                                 Common      Common      Paid-in     Treasury   Earnings    Stockholders'
                                 Shares      Stock       Capital       Stock    (Deficit)      Equity
                              ------------ ------------ ----------- ----------- ----------- -------------

Balance at January 1, 2001      4,000,000  $     4,000  $   93,240  $        -  $  595,268  $    692,508

 Common shares issued to
 Broadcast International, LTD     874,711          875     652,916           -           -       653,791

 Purchase of treasury
 stock at cost                          -            -           -        (222)          -          (222)

 Stock split (1.375 shares
 for each share outstanding)    1,828,017        1,828      (1,828)          -           -             -

Net Income                              -            -           -           -     238,169       238,169
                              ------------ ------------ ----------- ----------- ---------- -------------

Balance at December 31, 2001    6,702,728        6,703     744,328        (222)    833,437     1,584,246

 Common Shares issued to
 Broadcast International, LTD           -        2,582   2,604,399           -           -     2,606,981

 Purchase of treasury
 stock at cost                          -            -           -          (3)          -            (3)

Net (loss)                              -            -           -           -    (915,904)     (915,904)
                              ------------ ------------ ----------- ----------- ----------- -------------

Balance at December 31, 2002    6,702,728  $     9,285  $3,348,727  $     (225) $  (82,467) $  3,275,320
                              ============ ============ =========== =========== =========== =============







              (See the accompanying notes to financial statements)


                      BI Acquisitions, Inc.
                  d.b.a. Broadcast International
                     Statements of Cash Flows

For the years ended December 31                        2002           2001
                                                   ------------- -------------
Cash flows from operating activities:
 Net income (loss)                                 $   (915,904) $    238,169
  Adjustments to reconcile net income (loss) to net
   cash provided (used) by operating activities:
     Depreciation                                       258,428       181,545
     Deferred income tax expense (benefit)             (135,166)      (95,379)
     Loss from equity investments in
       unconsolidated entities                                -        80,250
     Deferred bonus payable                             480,000             -
  (Increase) decrease in operating assets:
     Accounts receivable                                (82,609)      228,160
     Other accounts receivable                                -         4,822
     Income taxes receivable                           (521,760)       87,656
     Prepaid expenses                                   (15,057)      (15,062)
     Other assets                                          (835)            -
  Increase (decrease) in operating liabilities:
     Accounts payable                                     4,149      (201,048)
     Accrued liabilities                                 56,304        37,840
     Unearned revenues                                  198,675       109,943
     Income taxes payable                               (83,895)       63,574
                                                   ------------- -------------
Net Cash provided (used) by operations                 (757,670)      720,470

Cash Flows from investing activities:

 Purchase of interest in Interact Devices, Inc.        (400,000)            -
 Purchase of intangible licensing rights             (1,325,000)            -
 Equity investments in unconsolidated entities                -      (224,126)
 Purchase of property and equipment                    (441,753)     (469,162)
                                                   ------------- -------------
Net Cash (used) by investing activities              (2,166,753)     (693,288)

Cash flows from financing activities:
 Net proceeds from issuance of common stock           2,606,981       533,791
 Payments to reduce long-term obligations              (225,845)     (205,455)
 Purchase of treasury stock                                  (3)         (222)
                                                   ------------- -------------
Net cash provided by financing activities             2,381,133       328,114

Net increase (decrease) in cash and equivalents        (543,290)      355,296

Cash and equivalents, beginning of year                 859,456       504,160
                                                   ------------- -------------

Cash and equivalents, end of year                  $    316,166  $    859,456
                                                   ============= =============

Supplemental disclosures of cash flow information:
  Interest paid                                          20,466        40,857
  Income taxes paid                                           -        70,851






       (see the accompanying notes to financial statements)

                      BI Acquisitions, Inc.
                  d.b.a. Broadcast International
                  Notes to Financial Statements


Note 1 - Organization

BI Acquisitions, Inc. (the Company) was organized in December 1999 and began operations in January 2000. The Company provides satellite uplink services and related equipment service, web hosting services, and video production services primarily to large retailers, other businesses, and to a third party provider of in-store music and video.

On July 31, 2000, the Company purchased certain assets and assumed certain liabilities of Broadcast International, including the right to use its name, trademarks, and copyrights from the parent company of Broadcast International, Data Broadcasting Corporation, in exchange for 400,000 shares of the Company's common stock. In addition, Data Broadcasting Corporation was granted options to purchase an additional 110,000 shares pursuant to the Option Plan (see Note
6) of the Company.


Note 2 - Significant accounting policies

Management estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - The Company considers all cash on hand and in banks, and highly liquid investments with maturity of three months or less to be cash equivalents. At December 31, 2002 and 2001 the Company had bank balances in excess of amounts insured by the Federal Deposit Insurance Corporation totaling $216,166 and $759,456, respectively.

Trade accounts receivable and concentrations - The Company trade accounts receivable are shown in the accompanying balance sheet net of its allowance for uncollectable accounts of $42,360 and $36,100 as of December 31, 2002 and 2001, respectively. The Company accounts receivable include two customers whose combined balances represent approximately 77% of trade receivables, and who related sales revenues account for approximately 72% of total revenues at December 31, 2002.

Property and equipment - Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the property, generally from three to five years. Repairs and maintenance costs are expensed as incurred except when such repairs significantly add to the useful life or productive capacity of the asset, in which case the repairs are capitalized.

Goodwill and other intangible assets - Goodwill and other intangible assets are being accounted for in accordance with Statement of Financial Accounting Standards Statement 142, oodwill and Other Intangible Assets (SFAS 142). Under SFAS 142, goodwill is not subject to amortization but is tested for impairment annually. In addition, under SFAS 142 intangible assets are amortized over their useful lives except where such intangible assets are determined to have indefinite useful lives and accordingly no amortization is made. The Company accounts for its investments in licensing rights as intangible assets not subject to amortization.

Income taxes - The Company accounts for income taxes in accordance with the asset and liability method of accounting for income taxes prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled.

Advertising expenses - The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the years ended December 31, 2002 and 2001 was $48,727 and $79,745, respectively.

Note 3 - Investment in Interact Devices, Inc., related to intangible assets, and deferred income

The Company has purchased preferred stock in a privately held company, Interact Devices, Inc., a California corporation (Interact). There is no established market value for the preferred shares. Accordingly, Management does not believe that there is any impairment in the carrying value of the stock.

Interact has developed state-of-the-art computer processing to continuously optimize compression and delivery of audio and video media. Interact Devices technology employs standard industry compression/decompression algorithms (CODECs), and delivers superior quality video using existing legacy communications channels. The Company has purchased licensing rights for $1,325,000 for the technology (hardware and software) for Mexico, Central and South America, and Asia. Under the terms of the agreement, the Company may renew its licensing agreements by making minimum renewal payments beginning in 2005. The initial rights will be amortized over a two- year period beginning with the delivery of the customer ready product anticipated in spring 2003.

Additionally, the Company has entered in a sub-licensing agreement for its Mexico rights for a period of two years in the amount of $1,000,000. It received payments totaling $200,000 in November 2002, and has recorded deferred revenues for the 22 month remaining payments to be made in March and September 2003, in the amounts of $150,000 and $600,000, respectively.

Future minimum licensing renewal fees to be paid and sub-licensing fees to be received at December 31, 2002, are as follows:

                                          Licensing     Sub-licensing
                                          fees to       fees due
                                          Interact      Company
                                          (to be paid)  (to be received)
                                          ------------- ---------------
                   2005                   $    700,000  $     500,000
                   2006                      1,050,000        750,000
                   2007                      1,650,000      1,000,000
                   Thereafter                2,000,000      1,250,000

Using the present value of expected future cash flows, Management believes that its intangible licensing rights fair value exceeds the carrying costs. The Company will reassess annually its accounting treatment of these intangible assets. Should it be determined that the useful lives or the fair value of these intangible assets are impaired, the Company will record an impairment loss and will amortize the rights over their remaining useful lives.

Note 4 -  Long-term obligations

Long-term obligations arise from the acquisition of the assets and the assumptions of certain liabilities in the acquisition of Broadcast International. These obligations primarily include the present value of the future obligation to provide office and warehouse space to and on behalf of the seller, Data Broadcasting Corporation as follows:

 December 31                                            2002         2001
                                                   ------------- -------------

 Long-term obligations requiring monthly payments
  Totaling approximately $19,500 per month present
  Valued at the rate of 9.5% annually              $     91,334  $    317,179

 Less portion considered current                         86,548       206,198
                                                   ------------- -------------

                                                   $      4,786  $    110,981


Future maturities of long-term obligation are as follows:


           December 31
               2003                     $  86,548
               2004                         4,786
               2005                             -


Note 5 - Income taxes

Income tax expense differs from the amount computed using federal statutory rates due primarily to the Effects of state income taxes. Deferred income taxes have been provided for the difference in the use of accelerated depreciation methods, the use of the cash basis of accounting for income taxes purposes, deferred bonus compensation, and for the effects of net operating loss carryforwards. Amounts of tax deferred assets and liabilities are as follows:

  December 31                                          2002         2001
                                                   ------------- -------------
 Deferred tax assets, non-current                  $    313,774  $          -

 Deferred tax liabilities:
   Current                                             (123,780)      (53,956)
   Long-term                                           (184,434)      (75,650)
                                                   ------------- -------------
    Total deferred income tax assets (liabilities) $      5,560  $   (129,606)

Net operating loss carry forwards of approximately $342,000, which will expire in 2022, may be used to offset future taxable income. Management has determined that no valuation allowance related to deferred tax assets is necessary at December 31, 2002.


Note 6 - Common stock and stock purchase agreement - continued

The Company has one class of common stock. Holders of shares of common stock are entitled to receive dividends if and when declared and are entitled to one vote for each share on all matters submitted to a vote of the shareholders.
On December 15, 2001, the Company increased the total authorized shares outstanding from 11,000,000 shares to 15,000,000 shares, and declared a 1.375 for 1 stock split for shareholders of record on October 31, 2001. Additionally, the Company's Board of Directors declared that all options issued, pursuant to the Company's stock option plan, as of October 31, 2001, would be revalued and included in the 1.375 for 1 stock split and that the exercise price would be reduced by the 1.375 factor. After the effects of the above actions at December 31, 2001, the Company had common stock reserved for issuance pursuant to the stock option plan totaling 1,701,375 shares.

On December 20, 2000, the Company entered into a stock purchase agreement with Broadcast International, LTD (BI-LTD), a British Virgin Islands corporation, to purchase 3,337,727 shares of the Company's common stock. As of December 31, 2001 the Company had received $533, 791 net of costs and commissions, pursuant to the agreement and has issued 1,058,353 shares (after the above split). The stock purchase agreement was to have expired on December 31, 2001, however, the Company's Board of Directors agreed to extend the agreement allowing BI-LTD to purchase 1,514,423 additional shares on or before January 31, 2002, for $1,050,000, which shares were purchased as agreed. Additionally, the Company's Board of Directors has amended the stock purchase agreement to allow BI-LTD to purchase an additional 1,927,244 shares for $2,890,835, subject to a purchase-funding schedule under which all shares must be funded on or before December 31, 2002.

The terms of the above agreement provides for a bonus payable to certain employee/shareholders totaling $600,000. Accordingly, based on the proportionate amount of funds provided by the agreement, management has declared a bonus in the amount of $480,000. Management has determined that the payment of this bonus is to be long-term, and has classified this obligation accordingly. Should the full amount of the stock purchase agreement be funded, management may increase the accrued bonus in the remaining amount of $120,000.

Under the terms of the stock purchase agreement, a shareholder voting agreement has been executed. This agreement requires certain controlling shareholders to elect seven directors of the Company, three of who shall be appointed by BI-LTD. The agreement further requires that these shareholders vote in favor of any transaction brought before the Board of Directors, which seeks to result in the Company becoming a publicly traded entity except, should such transaction result in a dilution to the existing shareholders in excess of 10%. Should BI-LTD fail to fully fund the stock purchase agreement the shareholder voting agreement shall cease.


Note 7 - Stock Option Plan

The Company sponsors a stock option plan covering certain key employees. In addition, the Company has granted options to Data Broadcasting Corporation as discussed in Note 1 and to a third party for services rendered. Options to purchase shares of the Company's common stock are granted at a price not less than 100% of the estimated market price on the date granted. Options generally may be exercised six months after the date granted and expire ten years after being granted except to stockholders who own greater than 10% of the outstanding shares of the Company, which options expire 5 years after being granted. Options granted are vested on a three-year vesting schedule, one-third each year. Should an employee terminate before the vesting period has ended the Company has the right to repurchase the non-vested shares. At December 31, 2002 and 2001, the Company had granted 1,815,045 and 1,701,387 options, respectively, and with weighted average prices per share of $0.154 and $0.095, respectively.


                                                                   Weighted
                                                                   Average
                                                      Options      Exercise
                                                    Outstanding    Price
                                                   ------------- -------------

      Outstanding at December 31, 2000                1,526,250  $      0.042
      Shares granted to employees                       177,887         0.548
      Shares surrendered                                 (2,750)        0.081

      Outstanding at December 31, 2001                1,701,387         0.095
      Shares granted to employees                       225,150         0.906
      Shares surrendered                               (111,492)        0.781
                                                   ------------- -------------

      Outstanding at December, 31, 2002               1,815,045  $      0.154



Note 8 - Retirement plan

The Company has implemented a 401(k) employee retirement plan. Under the terms of the plan, participants may elect to contribute a portion of their compensation, generally up to 60%, to the plan. The Company matches contributions up to 100% of the first 3% of participant's compensation contributed to the plan and 50% of the next 2%. Employees are eligible to participate in the plan after three months of service as defined by the plan. For the year ended December 31, 2002 and 2001, the Company made matching contributions totaling $90,823 and $79,745, respectively.


Note 9 - Subsequent event (dated March 20, 2003)

The Company entered into offer to purchase 3,000,000 shares of the outstanding
common stock of Interact Devices, Inc. (Interact   see Note 3) on March 20,
2003, for $3,000,000. With the execution of the offer, the Company paid $40,000 to the sellers with the agreement to pay an additional $260,000 on or before June 18, 2003, subject to the satisfactory completion of due diligence by the Company. Upon the satisfactory completion of the due diligence the Company is to issue promissory notes to the sellers due on or before June 18, 2004, in the amount of $2,700,000. Should the Company not make any payments when due, the agreement shall expire and all amounts paid will be forfeited. After completion of the purchase agreement the Company will own approximately 33% of the outstanding voting common stock of Interact. In addition, if the purchase agreement is completed, the Company will control through a voting trust approximately 60% of the outstanding voting common stock of Interact until June 18, 2004, when the voting trust will be dissolved.

                            SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              LASER CORPORATION


Date: December 10, 2003             /s/ Rodney M. Tiede
                                    ____________________________________
                                    Rodney M. Tiede
                                    Chief Executive Officer, President
                                    and Director



Date: December 10, 2003             /s/ Randy L. Turner
                                    ____________________________________
                                    Randy L. Turner
                                    Chief Financial Officer
                                    and Director